UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2011

________________________________

Flagstone Reinsurance Holdings, S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37, Val St. André
L-1128 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE

On March 30, 2011, Flagstone Reinsurance Holdings, S.A. (the “Company”) issued a press release attached as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01.

The information in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall any of the information contained herein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01                      OTHER EVENTS

On March 30, 2011, the Company issued a press release announcing that its preliminary estimate of losses relating to its exposure to the March 2011 earthquake and tsunami in the Tohoku region of Japan is expected to be between $80 to $130 million, net of reinstatement premiums and retrocession.  The Company’s estimated loss is based on an estimated industry loss of between $25 billion and $35 billion.

The Company’s retrocession strategy has been to buy protection for both extreme single events and for an accumulation of events during an underwriting year. As a result of this strategy, the Company has existing retrocessional protection that is effective in reducing our net exposure to both the Japanese and New Zealand losses, particularly at the higher end of our ranges. In addition, that protection is now effectively on a ‘next event’ basis, providing the Company with substantial protection against further events in 2011.  Due to the frequency of events so far in 2011, and as a result of current protection and reinsurance triggered by the previous events, the Company’s risk profile has been significantly reduced since December 31, 2010, from $272 million net event probable maximum loss (“PML”) to $162 million at the 1 in 100 return period, and from $326 million net to $204 million net event PML at the 1 in 250 return period.

The Company’s loss estimate is based on its proprietary modeling analysis, the assessment of individual treaties and client data, and third-party vendor models. These estimates may be further refined as additional material is received from cedants and there exists the risk for further revisions.

The information in this Item 8.01 is being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934. However, no exhibits to this Form 8-K are being incorporated by reference in this Item 8.01, nor are any such exhibits to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description______________________________________________
99.1	Press release, dated March 30, 2011, providing a preliminary estimate of losses relating to exposure to the March 2011 earthquake and tsunami in the Tohoku region of Japan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ WILLIAM F. FAWCETT
Name: William F. Fawcett
Title: General Counsel
Date: March 31, 2011

Exhibit Index:

Exhibit No.	Description______________________________________________
99.1	Press release, dated March 30, 2011, providing a preliminary estimate of losses relating to exposure to the March 2011 earthquake and tsunami in the Tohoku region of Japan.